UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2023
Couchbase, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40601	26-3576987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3250 Olcott Street Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(650) 417-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	BASE	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
Changes to Performance-Based Restricted Stock Unit Program
Effective as of March 22, 2023, upon the recommendation of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Couchbase, Inc. (“Couchbase”), the Board amended the performance goals for awards to our named executive officers made under the one-time performance-based restricted stock unit (“PSU”) program that was initially approved by the Board on January 26, 2022 (the “PSU Program”).
These amendments replaced the stock price hurdles established for the PSUs as described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2022 with new performance goals relating to the Company’s financial metrics, related to Company performance on efficient growth and Couchbase Capella, our fully-managed database-as-a-service offering, during the period beginning on February 1, 2023 and ending on January 31, 2028. The Company believes that full achievement of these new goals will be challenging, but partial achievement of the new goals is more reasonably attainable.
If a performance goal is satisfied, the PSUs subject to that goal will vest on the participant’s continued service through the next Couchbase quarterly vesting date following the achievement of the milestone.
If a Change in Control (as defined in the Company’s 2021 Equity Incentive Plan, the “Plan”) occurs before vesting of these PSU awards, any PSUs for which the performance goals are not met prior to the Change in Control will turn into time-based awards vesting as to 1/12 of all such PSUs over the period of approximately 3-years following the amendment.
As revised, this special one-time PSU Program is intended to improve Company performance by incentivizing achievement of challenging milestones and enhancing retention. Couchbase will continue to review executive compensation annually as part of its regular compensation review cycle.
The PSUs remain subject to Couchbase’s global form of Restricted Stock Unit Agreement that is customized to the specifics of PSU program (the “PSU Agreement”) under the Plan, with amendments to the PSU Agreements to revise the performance conditions for the awards as described above. The PSUs will remain subject to the terms and conditions of the Plan.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUCHBASE, INC.

/s/ GREG HENRY
By:	Greg Henry
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: March 27, 2023